Exhibit 99.1
PRESS RELEASE    FOR IMMEDIATE RELEASE July 31, 2015
CONTACT: Craig Allen
Chief Financial Officer
800/283-2357

America First Multifamily Investors, L.P. Schedules Second Quarter 2015 Conference Call for Monday, August 10th at 4:30 p.m. Eastern

Omaha, Nebraska - July 31, 2015 - America First Multifamily Investors, L.P. (NASDAQ: ATAX) announced today that it will host a conference call for investors on Monday, August 10th at 4:30 p.m. ET to discuss the Company’s Second Quarter 2015 results.

ATAX was formed for the initial purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential properties. ATAX has access to a long-term secured debt financing facility through Freddie Mac’s Tax-Exempt Bond Securitization (TEBS) program. This financing facility has the advantage of providing ATAX with long-term variable rate debt at prevailing short-term, tax-exempt rates.

Participants should dial in to 855-854-0934, Conference ID # 2263389 ten minutes before the call is scheduled to begin. Following completion of the call, a recorded replay will be available on the Company’s Investor Relations website.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by ATAX with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.